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                                                                  EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of December 31, 1996 (the "Merger Agreement") by and between Maxwell Dynamometer Systems, Inc. (the "Company"), a Delaware corporation, UNIDYNE Corporation ("Parent"), a Delaware corporation, and United Sales Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Mergerco"). Mergerco and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

         WHEREAS, the Board of Directors of each of Parent, Mergerco and the Company has approved the merger of the Company with Mergerco (the "Merger") pursuant to the terms and subject to the conditions of this Merger Agreement whereby (i) each of the issued and outstanding shares of common stock, $1.00 par value per share, of the Company ("Company Common Shares"), other than Company Common Shares held by Parent, and shares held in the treasury of the Company, if any, will be converted into the right to receive the Merger Consideration set forth in Section 5 hereof, and (ii) the Company will become a wholly owned subsidiary of Parent; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) and Section 368(a)(2)(D) of the Internal Revenue Code, as amended (the "Code").

         NOW THEREFORE, the parties agree as follows:

                                   THE MERGER

         Section 1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Mergerco in accordance with Section 251 of the General Corporation Law of Delaware and the separate existence of the Company shall thereupon cease, and Mergerco, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its existence under the laws of the State of Delaware under the name "Maxwell Dynamometer Systems, Inc."

         Section 2. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until such Certificate of Incorporation is further changed or amended as provided therein or by law.

         Section 3. By-Laws. The By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Company until thereafter changed or amended as provided therein or as otherwise permitted or required by law or by the Surviving Corporation's Certificate of Incorporation.

         Section 4. Board of Director and Officers. The initial directors of the Surviving Corporation shall be C. Eugene Hutcheson, Charlotte E. Doremus, David M. Barrett and Frank
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B. Holze and they shall serve until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law. The officers of the Surviving Corporation at the Effective Time shall be the officers of the Surviving Corporation and they shall serve until their successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

         Section 5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                 a. Each Company Common Share then owned by Parent or Mergerco or by any other direct or indirect subsidiary of Parent and shares held in the treasury of the Company or by any direct or indirect subsidiary of the Company (each of the foregoing shares being "Excluded Shares") shall, by virtue of the Merger, and without any action on the part of the Company or the holder thereof, be cancelled.

                 b. Each then remaining issued and outstanding Company Common Share not cancelled pursuant to Section 5.a and then owned by KEYSTONE VENTURE IV, L.P., a Pennsylvania limited partnership, shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Company Common Share five and seventy-seven hundredths (5.77) fully paid and nonassessable shares (a total of 192,332 shares) of common stock of Parent, $.001 par value per share ("Parent Common Stock").

                 c. Each then remaining issued and outstanding Company Common Share not cancelled pursuant to Section 5.a and then owned by Capital Idea, Inc., a Colorado corporation ("Capital Idea"), shall be, by virtue of the Merger, and without any action on the part of the holder thereof, cancelled and converted solely into the right to receive, upon the surrender of the certificate formerly representing such Company Common Share 1.85185 shares (a total of 500,000 shares) of the Parent's Class A Convertible Preferred Stock.

                 d. The shares of Parent Common Stock and Parent Class A Convertible Preferred Stock to be issued in the Merger in exchange for certificates which immediately prior to the Effective Time represented Company Common Shares is referred to herein as the "Merger Consideration."

                 e.  Each then issued and outstanding share of common
stock with no par   value ("Mergerco Common") of Mergerco shall be converted
into one fully paid and nonassessable share of common stock of Surviving Corporation.

         Section 6. Effective Time of Merger. A Certificate of Merger shall be duly executed by Mergerco and the Company and shall be duly filed with the Secretary of State of Delaware in accordance with the General Corporation Law of Delaware. The Merger shall become effective when such Certificate of Merger is so filed with the Secretary of State of Delaware.





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When used in the Merger Agreement, the term Effective Time shall mean the time and date at which such Certificate of Merger is so filed.

         Section 7. Certain Rights. Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Company shall be transferred to and vested in the Surviving Corporation without further act or deed and all property, rights, and every other interest of Mergerco and the Company shall be as effectively the property rights and interests of the Surviving Corporation as they were of Mergerco and the Company respectively. The Company hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property rights and interests of the Company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Surviving Corporation, are fully authorized in the name of the Company or otherwise to take any and all such action.

         Section 8. First Right of Refusal. If Capital Idea receives from a third party a bona fide offer to purchase any or all of the Class A Convertible Preferred Stock which offer it intends to accept (the "Bona Fide Offer"), Capital Idea shall give Parent written notice of the terms and conditions of such Bona Fide Offer (the "Notice"). For a period of thirty (30) days following receipt of the Notice, Parent shall have the option and right to purchase from Capital Idea the Class A Convertible Preferred Stock which is the subject of the Bona Fide Offer upon the same terms and conditions as the Bona Fide Offer. If Parent fails to purchase such Class A Convertible Preferred Stock within such 30 day period, Capital Idea may sell to the Bona Fide Offeror upon the terms and conditions of the Bona Fide Offer. Other than as provided in this Section 8, Capital Idea may not sell or transfer any of the Class A Convertible Preferred Stock. Nothing herein shall prevent Capital Idea from transferring shares of Class A Convertible Preferred Stock to its shareholders or trusts for the benefit of such shareholder's immediate families, provided that the transferees agree in writing to be bound by the provisions of this Section 8. Nothing herein shall prevent Capital Idea from pledging shares of Class A Convertible Preferred Stock, provided that the pledgee agrees in writing to be bound by the provisions of this Section 8.

         Section 9. Representations and Warranties of the Company. The Company represents and warrants to Parent and Mergerco as follows:

                 a. Organization and Good Standing. The Company is a duly incorporated and validly existing corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or leased by its or the nature





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of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not in the aggregate have a material adverse effect on the business, assets, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (in respect of the Company or Parent and its subsidiaries taken as a whole, as the case may be, a "Material Adverse Effect"). The Company has heretofore delivered to the parent true and correct copies of its articles of incorporation and By-Laws as currently in effect.

                 b. Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

                 c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 1,000,000 Company Common shares. As of the date hereof, 333,333 Company Common Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There is not now, and at the Effective Time there will not be, any existing option, warrant, subscription or other rights, agreement or commitment to which the Company is a party which either obligates the Company or any of its subsidiaries to issue, sell or transfer any shares of its capital stock or restricts the transfer of or otherwise relates to the capital stock of the Company or any of its subsidiaries.

                 d. Financial Statements. The Company has delivered to Parent true and complete copies of its balance sheet as of November 30, 1996 and its income statement for the eleven months ended November 30, 1996 (collectively the "Financial Statement"). As of their respective dates, the Financial Statements did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated subject to normal year-end adjustments. Since the dates of such Financial Statements, there has been no event which would have a Material Adverse Effect.

                 e. Litigation. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened, involving or affecting the Company or any of its properties or assets or, to the best of the Company's knowledge, any employee, consultant, director or officer in his or her capacity as such, of the Company or any of its subsidiaries before any court or governmental or regulatory authority of body which, if adversely decided, could have a Material Adverse Effect. As of the date





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hereof, neither the Company nor any of its property or assets is subject to any order, judgment, injunction or decree that singly or in the aggregate has a Material Adverse Effect.

                 f. Governmental Approvals and Compliance with Law. No consent, license, approval, qualification or form of exemption from or authorization of or declaration, registration or filing with any Government Entity on the part of the Company which has not been made is required in connection with the execution or delivery by the Company of this Merger Agreement, the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder other than the filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the General Corporation Law.

                 g. Absence of Breach. The execution and delivery by the Company of this Merger Agreement, the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder, will not (a) subject to obtaining the required approval of the Company's shareholders, conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or By-Laws,(b) contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, or (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of their assets are bound, the failure of which to obtain, in each such case, would have a Material Adverse Effect.

         Section 10. Representations and Warranties of Parent and Mergerco. Parent and Mergerco, jointly and severally, represent and warrant to the Company as follows:

                 a.   Organization and Good Standing.  Each of Parent and
its subsidiaries (including Mergerco) is a duly incorporated and   validly
existing corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own its properties and conduct its business, and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Parent and Mergerco have heretofore delivered to the Company accurate and complete copies of their respective certificates of incorporation and by-laws as currently in effect.

                 b. Authorization: Binding Agreement. Each of Parent and Mergerco has the requisite corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly and





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validly authorized by the Board of Directors of each of Parent and Mergerco and by Parent as the sole shareholder of Mergerco and no other corporate proceedings on the part of Parent or Mergerco are necessary to authorize this Merger Agreement and the transactions contemplated hereby. The Merger
Agreement has been duly and validly executed and delivered by Parent and Mergerco and constitutes a legal, valid and binding agreement of Parent and Mergerco, enforceable against each of them in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.)

         Section 11. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Plan of Merger may be terminated and abandoned by the Board of Directors of any Constituent Corporation at any time prior to the date of filing a Certificate of Merger. This Plan of Merger may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the date of filing articles of merger, provided that an amendment made subsequent to the adoption of this Plan of Merger by the stockholders of any Constituent Corporation shall not without approval of the affected stockholders, (1) alter or change the amount or kind of shares, obligations, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of this Plan of Merger if such alteration or change would adversely affect the holders of any class or series of shares of such Constituent Corporation.

         IN WITNESS WHEREOF, the parties to this Merger Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors, have caused these presents to be executed by the duly authorized officers of each party hereto as the respective act, deed and agreement of each of said corporations, on this 30th day of December, 1996.



                                           MAXWELL DYNAMOMETER SYSTEMS, INC.,
                                                    a Delaware corporation



                                           By: /s/ C. Eugene Hutcheson
                                               ------------------------------
                                                    C. Eugene Hutcheson
                                                    President
Attest: /s/ Charlotte E. Doremus
        ------------------------
            Charlotte E. Doremus





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                                          UNITED SALES CORPORATION,
                                                   a Delaware corporation



                                          By: /s/ C. Eugene Hutcheson
                                              --------------------------
                                                   C. Eugene Hutcheson
                                                   Director



                                          By: /s/ Charlotte E. Doremus
                                              ---------------------------
                                                   Charlotte E. Doremus
                                                   Director

Attest: /s/ Charlotte E. Doremus
        ------------------------
           Charlotte E. Doremus


                                          UNIDYNE CORPORATION,
                                                   a Delaware corporation


                                          By: /s/ C. Eugene Hutcheson
                                              ---------------------------
                                                   C. Eugene Hutcheson
                                                   President




Attest: /s/ Charlotte E. Doremus
        ------------------------
           Charlotte E. Doremus






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